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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of U.S. Office Products Company of our report dated February 8, 1996, relating to the financial statements of Re-Print Corporation, which is included in the Current Report on Form 8-K, dated July 16, 1996 of U.S. Office Products Company.

   We also consent to the reference to us under the Capiton "Experts" in the Registration Statement.
                                  /s/  BDO Seidman, LLP
                                  BDO SEIDMAN, LLP

September 26, 1996